UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

July 18, 2007

MOBILEPRO CORP.
___________
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817
___________
(Address of principal executive offices) (Zip Code)

(301) 315-9040
___________
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 18, 2007 Registrant (“Mobilepro”) entered into amendments to (i) a convertible debenture issued to Cornell Capital Partners, LP (“Cornell Capital”) in the principal amount of $15,149,650 dated June 30, 2006, as amended, which convertible debenture was reported in our Current Report on Form 8-K filed July 7, 2006 (the “Fifteen Million Dollar Debenture” and the “Fifteen Million Dollar Debenture Amendment”), and (ii) four convertible debentures issued under the Securities Purchase Agreement dated August 28, 2006 for loans totaling $7,000,000 from Cornell Capital, which convertible debentures were reported in our Current Report on Form 8-K filed September 6, 2007 (the “Seven Million Dollar Debenture” and the “Seven Million Dollar Debenture Amendment”). Under the Fifteen Million Dollar Debenture Amendment and the Seven Million Dollar Debenture Amendment, the weekly principal and interest payments owed of $250,000 and $125,000, respectively, were deferred until January 1, 2008. The Fifteen Million Dollar Debenture Amendment and Seven Million Dollar Debenture Amendment each provide that, subject to Cornell Capital and/or Mobilepro obtaining a legal opinion that it can sell shares of Mobilepro’s Common Stock under Rule 144 of the Securities and Exchange Commission, Mobilepro shall make payments using shares of its common stock commencing on September 1, 2007. Upon issuance of common stock by Mobilepro, Cornell Capital may commence sales of Mobilepro’s Common Stock to reduce the outstanding principal and interest due under the Fifteen Million Dollar Debenture and the Seven Million Dollar Debenture. The issuances shall be calculated at the lower of (i) $0.174 or (ii) a 7% discount to the average of the two lowest daily volume weighted average prices of Mobilepro’s common stock as quoted by Bloomberg, LP for the five trading days immediately following the scheduled payment date. The foregoing is only a summary of the terms of the amendments to the convertible debentures and is qualified in its entirety by reference to the Fifteen Million Dollar Debenture Amendment and Seven Million Dollar Debenture Amendment, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

On July 13, 2007, Mobilepro entered into the second and third amendments to the previously announced Purchase Agreement (the “Purchase Agreement”) with United Systems Access, Inc. (“USA” and the “Second Amendment” and the “Third Amendment”), pursuant to which USA acquired the Registrant’s CLEC and ISP businesses. The amendments extended the closing date of the ISP business to July 17, 2007 and modified certain indemnification provisions set forth in the Purchase Agreement. The preceding description of the amendments is only a summary and is qualified in its entirety by reference to the Second Amendment and Third Amendment to the Purchase Agreement, copies of which are attached to this filing as Exhibit 10.3 and Exhibit 10.4, respectively, and incorporated herein by reference.

Item 8.01. Other Events.

On July 18, 2007, the Registrant closed the sale of its ISP business to USA pursuant to the Purchase Agreement. The closing for the CLEC business will take place following receipt of the necessary regulatory approvals.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 5 to the Convertible Debenture, dated as of July 18, 2007, by and between Mobilepro Corp. and Cornell Capital.

10.2	Amendment No. 3 to the Convertible Debenture, dated as of July 18, 2007, by and between Mobilepro Corp. and Cornell Capital.

10.3	Second Amendment to Purchase Agreement, dated as of July 13, 2007, by and between MobilePro Corp. and United Systems Access, Inc.

10.4	Third Amendment to Purchase Agreement, dated as of July 13, 2007, by and between MobilePro Corp. and United Systems Access, Inc.

10.5	Management Agreement, dated as of July 18, 2007, by and between MobilePro Corp., United Systems Telecom Access, Inc. and United Systems Access, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Jay O. Wright
Jay O. Wright
Chief Executive Officer MOBILEPRO CORP.

Date: July 19, 2007